Exhibit 10.11

AMENDMENT #1 TO THE PROMISSORY NOTE ISSUED ON MARCH 28, 2022

THIS AMENDMENT #1 to the Note (as defined below) (the “Amendment”) is entered into as of April 4, 2022 (the “Effective Date”), by and between Touchpoint Group Holdings, Inc., a Delaware corporation (the “Company”), and MAST HILL FUND, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.    The Company and Holder are the parties to that certain senior secured promissory note originally issued by the Company to the Holder on March 28, 2022, in the original principal amount of $625,000.00 (as amended from time to time, the “Note”); and

B.	The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	The following sentence shall be added to the first paragraph on page 2 of the Note:

“In connection with the issuance of this Note, the Borrower issued the Second Warrant (as defined in the Purchase Agreement) (the “Second Warrant”) to Holder as a commitment fee, provided, however, that the Second Warrant must be cancelled and extinguished in its entirety if the Note is fully repaid and satisfied on or prior to the Maturity Date, subject further to the terms and conditions of this Note.”

2.	The first sentence of Section 3.20 of the Note shall be replaced with the following:

“Upon the occurrence of any Event of Default specified in this Article III, the Holder shall no longer be required to cancel and extinguish the Second Warrant under any circumstances, this Note shall become immediately due and payable, and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 125% (collectively the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower.”

3.               This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

Touchpoint Group Holdings, Inc.	MAST HILL FUND, L.P.

By: /s/ Mark White	By: /s/ Patrick Hassani
Name: Mark White	Name: Patrick Hassani
Title: Chief Executive Officer	Title: Chief Investment Officer